Platinum Energy Resources, Inc. to Acquire Maverick
 Engineering

Will Add Robert Kovar as Chief Operating Officer

Tuesday, March 18, 2008 — NEW YORK, NY—(MARKET WIRE)— Platinum Energy Resources, Inc. ("Platinum") (OTC BB:PGRIU.OB - News) (OTC BB:PGRI.OB - News) (OTC BB:PGRIW.OB - News) announced today that it agreed to acquire Maverick Engineering, Inc. (“Maverick”) for $11 million, with $6 million paid at closing and the remaining $5 million to be paid over the next 6 years the timing of which is contingent upon performance. The acquisition is expected to close in early April.

Established in 1993, Maverick has grown into a full-service engineering service company with a team of over 250 employees including a staff of 70 engineers, consultants, surveyors, scientists and planners. Maverick is a leading provider of project management, engineering, procurement, and construction management services to both the public and private sectors. Maverick is based in South Texas with offices in Corpus Christi, Victoria and Houston. Platinum’s corporate headquarters will be moved to Maverick’s Houston office.

Maverick’s organization is divided into four operational units: Oil & Gas, Industrial, Infrastructure and Surveying. Maverick offers cost effective solutions to a wide range of engineering challenges, providing industrial, commercial and public sector clients with responsive, practical and economical strategies for completing projects on time and on budget. Services include consulting, project management, engineering, procurement, and construction management.

Robert Kovar, the founder and CEO of Maverick, will join Platinum as Chief Operating Officer. Mr. Kovar’s responsibilities will include oversight of all operations, including engineering, drilling, and production. Mr. Kovar has extensive experience in managing drilling and development programs, midstream operations, compression, gas storage and optimization of mature fields. He has over 20 years of experience, including field management positions with the former Mobil Oil Corporation and running oil field services and engineering companies.

Commenting on his role with Platinum, Mr. Kovar stated, “I am enthusiastic about working with the Platinum management team to build a first class energy company with a focus on growing production and cutting costs. I intend to draw on Maverick’s leadership team as well as outside resources to build a world-class organization.”

“We are very pleased to bring Mr. Kovar on board,” said Barry Kostiner, CEO of Platinum. “We have already begun the review and implementation of our drilling and development program and have set our goal to reach a net production of 2,000 boe per day by the end of 2008.”

“Mr. Kovar and the Maverick management team will bring a wealth of operating knowledge and industry experience to Platinum and its underlying assets,” stated Tim G. Culp, Chairman of Platinum. “We believe Mr. Kovar and his team will compliment Platinum’s existing management team in taking the company to the next level.”

Additional information on Maverick is available at www.maverickengineering.com

About Platinum Energy

Platinum Energy, based in Montvale, New Jersey, is an oil and gas exploration and production corporation that completed its first acquisition, Tandem Energy, on October 26, 2007. Platinum Energy is seeking to build a portfolio of assets using multiple acquisitions subsequent to its first. Platinum Energy's strategy calls for the use of hedge financing to maximize profit and reduce risk resulting from volatile energy markets.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue," "intend" or similar expressions. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this press release may include statements about future financial and operating results. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. In any forward-looking statement in which Platinum Energy expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. All forward-looking statements included in this press release are based on information available to Platinum Energy on the date hereof. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions in the U.S. and abroad; changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Platinum Energy is engaged; fluctuations in oil and gas prices and in customer demand; management of rapid growth; intensity of competition; general economic conditions; as well as other relevant risks detailed in Platinum Energy's filings with the Securities and Exchange Commission. Platinum Energy does not assume any obligation to update the information contained in this press release.

Contact:
For More Information Contact:
Thomas Rozycki
CJP Communications for
Platinum Energy Resources, Inc.
Public & Investor Relations
212-279-3115 x208
trozycki@cjpcom.com